Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-15
*CUSIP: 21988G783  Class A-1
        21988GAM8  Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2003.

INTEREST ACCOUNT

Balance as of July 15, 2002 ....................................           $0.00
         Scheduled Income received on securities ...............   $3,355,262.30
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A-1 Holders .....................  -$3,203,964.00
         Distribution to Class A-2 Holders .....................    -$151,298.30
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.00
Balance as of January 15, 2003 .................................           $0.00

PRINCIPAL ACCOUNT

Balance as of July 15, 2002 ....................................           $0.00
         Scheduled principal payment received on securities ....           $0.00

LESS:
       Distribution to Holders .................................          -$0.00
Balance as of January 15, 2003 .................................           $0.00

                UNDERLYING SECURITIES HELD AS OF January 15, 2003

       Principal
         Amount                              Title of Security
      -----------                            -----------------
      $88,999,000       JPM Capital Trust I 7.54% Cumulative Capital Securities
                        Due January 15, 2027
                        *CUSIP: 46623PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.